EXHIBIT 10.1

FORM OF

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT, made and entered into this                      day of                             ,              (“Agreement”), by and between ACT Teleconferencing, Inc., a Colorado corporation (the “Company”) and                          (“Indemnitee”).

WHEREAS, highly competent persons are becoming more reluctant to serve corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation, and

WHEREAS, the Board of Directors of the Company has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company’s shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

WHEREAS, it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, Indemnitee is willing to serve, continue to serve and/or to take on additional service, for or on behalf of the Company on the condition that Indemnitee be so indemnified;

NOW, THEREFORE, in consideration of the promises, conditions, representations and warranties set forth herein, including Indemnitee’s commencement of, or continued service to, the Company, the Company and Indemnitee hereby covenant and agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meaning given here:

1.1 “Act” shall mean the Colorado Business Corporation Act as it exists on the date of this Agreement and as it my be hereinafter amended from time to time; provided that, in the case of any amendment to the Colorado Business Corporation Act after the date hereof, when used in reference to an act or omission occurring prior to the effectiveness of such amendment, the term “Act” shall include such amendment only to the extent (i) that the amendment permits the Company to provide broader indemnification rights than the Act permitted the Company to provide at the time of this Agreement and/or prior to the amendment (whichever is broader) or (ii) as otherwise required by law.

1.2 “Board” shall mean the Board of Directors of the Company.

1.3 “Corporate Status” means the status of an individual who is or was a director or officer of the Company or who, while a director or officer of the Company, is or was serving at the Company’s request as a director, officer, agent, associate, employee, fiduciary, manager, member, partner, promoter, or trustee of, or holding any similar position with, another domestic or foreign corporation, partnership, joint venture, trust, entity or other enterprise or an employee benefit plan. Without limitation except as may be required by law, an individual is considered to be serving an employee benefit plan at the Company’s request if such individual’s duties to the Company also impose duties on, or otherwise involve services by, such individual to the plan or to participants in or beneficiaries of the plan. The term “director” or “individual” includes, unless the context requires otherwise, the estate or personal representative of a deceased individual or director. The term “Corporate Status” shall also include any such broader definition as may be provided in any amendments to the Act after the date hereof.

1.4 “Expenses” shall include all reasonable attorneys fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all costs of e-discovery, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a party or a witness in a Proceeding. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent. Expenses, however, shall not include any amount paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

1.5 “Party” shall include a person who was, is, or is threatened to be made a named defendant or respondent in a Proceeding.

1.6 “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

1.7 “Liability” means the obligation incurred with respect to any Proceeding to pay a judgment, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), reasonable expenses (including Expenses), or, subject to Section 6.4(b) hereof, settlement.

2. Services by Indemnitee. Indemnitee agrees to serve as a director or officer of the Company or may serve in both of such capacities. The positions in which Indemnitee may render services to the Company shall be all those identified in the meeting minutes of the Company’s shareholders or directors or both, as the case may be, or in fact assumed by the Indemnitee at the request of, or with the explicit or implicit knowing consent of, the Company. Indemnitee may at any time and for any reason resign from such position(s), subject to any other contractual obligation or any obligation imposed by operation of law. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or its subsidiaries.

3. D&O Insurance.

3.1 Coverage. So long as Indemnitee may be subject to any possible Proceeding by reason of the fact that Indemnitee is or was a director or officer of the Company or otherwise due to his Corporate Status, to the extent that the Company maintains an insurance policy or policies providing director’s and officers’ liability insurance (“D&O Insurance”), Indemnitee shall be covered by such policy or policies, in accordance with their terms, to the maximum extent of the coverage applicable to any then-current director or officer of the Company.

3.2 No Obligation. Nothing herein shall impose upon the Company the obligation to maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. The Company shall notify Indemnitee in writing at least 20 days prior to discontinuing or the expected (or actual) termination or material modification of any then-current D&O Insurance; provided that failure to comply with this provision shall not render any such discontinuance or termination ineffective.

4. Indemnification.

4.1 Indemnification in General.

(a) The Company shall hold harmless and indemnify, and keep indemnified, Indemnitee in accordance with, and to the fullest extent permitted and/or required by, the Act and applicable law from and against any Liabilities and reasonable Expenses actually incurred by Indemnitee in connection with any Proceeding in which Indemnitee was or is made a Party as a result of Indemnitee’s Corporate Status.

(b) The obligation of the Company hereunder to provide indemnification shall apply, notwithstanding the fact that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Incorporation, the Company’s Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Colorado corporation to indemnify a director or officer (or a person otherwise as a result of their Corporate Status), it is the intent and agreement of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Colorado corporation to indemnify a director or officer (or a person otherwise as a result of their Corporate Status), such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

4.2 Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, the Company shall pay or reimburse Expenses actually and reasonably incurred by Indemnitee in connection with Indemnitee’s appearance as a witness in a Proceeding by reason of Indemnitee’s Corporate Status. If required by law, this provision will only apply to directors of the Company that have not been named as defendants or respondents in such Proceeding.

4.3 Limitation. Notwithstanding the foregoing, the Company shall have no obligation to indemnify or advance expenses to Indemnitee for (i) any act or omission which the

Company is prohibited (to the extent of such prohibition) by the Act or by law from providing indemnity or advance of expense; (ii) any Proceeding initiated or brought voluntarily by Indemnitee and not by way of defense, other than Proceedings brought to establish or enforce a right to indemnification under this Agreement, a D&O insurance policy, the Company’s Articles of Incorporation, the Company’s Bylaws or a Proceeding which has been authorized by the Board; (iii) any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous; and (iv) any Expenses or payments of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar or successor statute.

5. Advancement of Expenses. In the event of any Proceeding in which the Indemnitee is a party or is involved and which may give rise to a right of indemnification from the Company pursuant to this Agreement, then, within twenty (20) days following written request from Indemnitee, the Company shall pay for or reimburse to Indemnitee, in accordance with and to the fullest extent permitted and/or required under the Act, amounts to cover reasonable Expenses incurred by such Director in such Proceeding in advance of its final disposition provided that (a) Indemnitee furnishes to the Company (i) a written affirmation of Indemnitee’s good faith belief that Indemnitee has met the applicable standard of conduct set forth herein and the Act, (ii) a written undertaking, executed by or on behalf of Indemnitee, to repay the advance if it shall ultimately be determined that Indemnitee did not meet the applicable standard of conduct, (iii) satisfactory evidence of the amount of such expenses, which evidence may be redacted to the extent necessary to preserve attorney-client confidentiality, work product or other applicable privileges, if any; and (b) a determination is made in accordance with Section 6.2(b) hereof that the facts then known to those making the determination would not preclude indemnification under this Agreement or the Act. Any advance and undertakings to repay pursuant to this Section 5 shall be an unlimited general obligation of the Indemnitee (to the extent required by the Act) but need not be secured, shall be interest free and may be accepted by the Company without reference to the Indemnitee’s ability to make repayment.

6. Indemnification Procedures for Determination of Entitlement.

6.1 Notice and Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to indemnification and the advancement of Expenses hereunder, give the Company written notice of the commencement of, or the threat of, commencement of any Proceeding pursuant to for which Indemnitee will or may seek indemnification or advancement of Expenses. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to the Indemnitee) or if the Chief Executive Officer is the person giving the notice, the following person (in the following order): the Chairman of the Board, the Chief Financial Officer or a member of the Board of Directors who is not an employee of the Company. In addition, Indemnitee shall provide to the Company such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification and such cooperation, including in the Proceeding, as may reasonably be required.

6.2 Burden of Proof; Determination; No Presumptions Upon Termination of Proceeding.

(a) If under applicable law, the entitlement of Indemnitee to be indemnified or advanced Expenses hereunder depends upon whether a standard of conduct has been met, the burden of proof of establishing that Indemnitee did not act in accordance with such standard shall rest with the Company unless otherwise required by the Act.

(b) Indemnitee shall be presumed to have acted in accordance with such standard and to be entitled to indemnification or the advancement of Expenses, as the case may be, unless, based upon a preponderance of the evidence, it shall be determined that Indemnitee has not met such standard. Such determination and any evaluation as to the reasonableness of amounts claimed by Indemnitee shall be made by the Board or such other body or persons as may be permitted by the Act (the “Reviewing Party”), including upon the vote of the Board or a Committee as required by the Act, by legal counsel, or by the shareholders, as permitted by the Act. Indemnitee shall cooperate with the Reviewing Party with respect to Indemnitee’s entitlement to indemnification under this Agreement, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such Determination. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Reviewing Party shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c) For purposes of this Agreement, unless otherwise expressly stated herein, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, is not, of itself, determinative that the Indemnitee did not meet the necessary standard of conduct, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

6.3 Insurance. If, at the time of the receipt of a notice from Indemnitee pursuant to Section 6.1, the Company has D&O Insurance policies in effect which may cover the claims set forth in such notice, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay to the extent of such insurance coverage, on behalf of Indemnitee, all Liabilities and Expenses payable as a result of such Proceeding in accordance with the terms of such policies. Nothing in this Agreement limits any rights of the Indemnitee pursuant to any insurance policies of the Company (D&O or otherwise) or the ability or right of the Company to procure any insurance policies, nor does such insurance coverage fully satisfy the Company’s obligations hereunder.

6.4 Employment of Counsel; Settlement.

(a) To the extent that the Company shall be obligated to pay the Expenses or Liabilities of any Proceeding, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably satisfactory to Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, the Company will not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by Indemnitee in connection with such defense (other than reasonable Expenses incurred to such time); provided that (i) Indemnitee shall have the right to employ its own counsel in any such Proceeding at Indemnitee’s own expense; and (ii) the fees and expenses of counsel shall be at the expense of the Company if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee and counsel for the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding. The Company shall have the right to conduct the defense as it sees fit in its sole discretion, including, subject to the restrictions in Section 6.4(b) below, the right to settle any Proceeding against Indemnitee.

(b) The Company shall not settle any Proceeding against Indemnitee without the written consent of the Indemnitee unless the Company has the financial ability to satisfy any monetary obligation involving the Indemnitee under such settlement. The Company shall not settle any such Proceeding which imposes injunctive type relief on the activities of Indemnitee. The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

6.5 Reimbursement by Indemnitee. Indemnitee agrees that he or she will reimburse the Company for all Liabilities and Expenses paid by the Company in connection with any Proceeding against Indemnitee in the event and only to the extent that a determination is made by the Reviewing Party that Indemnitee is not entitled to be indemnified by the Company for such Liabilities and Expenses because Indemnitee is otherwise not entitled to payment under this Agreement.

7. Payment; Enforcement.

7.1 Payment. All payments on account of the Company’s indemnification obligations under this Agreement shall be made within sixty (60) days of Indemnitee’s written request therefor (or such early time as is specified herein) (the “Due Date”) unless a determination is made by the Reviewing Party that the claims giving rise to Indemnitee’s request are not payable under this Agreement or applicable law.

7.2 Enforcement. If a claim for indemnification or advancement of expenses is not paid in full by the Company by the Due Date, Indemnitee may at any time bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in such suit, Indemnitee shall also be entitled to be paid all reasonable Expenses in bringing and prosecuting such claim. Whether or not Indemnitee has met any applicable standard of conduct, the Court in such suit may order indemnification or the advancement of Expenses as the Court deems proper (subject to any express limitation of the Act). Further, the Company shall indemnify Indemnitee from and against any and all Expenses (including attorneys’ fees) and, if requested by Indemnitee, shall, within ten business days of such request, advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any claim asserted against or suit brought by Indemnitee for recovery under any D&O Insurance policies maintained by the Company, regardless of whether Indemnitee is unsuccessful in whole or in part in such claim or suit.

7.3 Partial Payment. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion, but not all, of the Expenses or Liabilities incurred in connection with a Proceeding, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses and Liabilities to which Indemnitee is entitled.

8. No Duplicate Recovery. The Company shall not be liable under this Agreement to make any payment in connection with any proceeding against or involving Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

9. Nonexclusivity. The rights provided hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, the Company’s Bylaws, any agreement, any vote of shareholders or of disinterested directors, the Act, D&O Insurance, or otherwise. Nothing herein limits the Indemnitee’s right to seek court ordered indemnification. The indemnification provided in this Agreement shall continue as to Indemnitee for any action Indemnitee did or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

10. Sale of the Company. If (A) the Company engages in any transaction whereby (i) the Company is not the surviving entity in a consolidation or merger; (ii) all or substantially all the assets of the Company are transferred; or (iii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 60% of the total voting power represented by the Company’s then outstanding voting securities, then (B) the Indemnitee shall be entitled to indemnification and expense advances from the surviving entity, purchaser, or (in the case of clause (iii)) beneficial owner, or its affiliates, at least as beneficial to the Indemnitee as that received by any other director of the Company at the time of the applicable event.

11. Miscellaneous.

11.1 Successors And Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and

Indemnitee’s heirs, executors, personal representatives and administrators, and the term “Indemnitee” shall also include, unless the context requires otherwise, the estate or personal representative of a deceased director.

11.2 Severability. If any provision or provisions of this Agreement is determined by a court to be invalid, illegal or unenforceable for any reason whatsoever, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with its terms.

11.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

11.4 Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

11.5 Amendment and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

11.6 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given: (i) upon delivery, if delivered by hand, (ii) three business days after deposit in the mail, if sent by certified or registered mail with postage prepaid, and (iii) one business day after deposit with an overnight carrier, postage prepaid; and shall be addressed to the address of the intended party set forth on the signature page hereto (with a copy to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be), or such other address as may have been furnished to the other party in accordance herewith.

11.7 Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado without application of the conflict of laws principles thereof.

11.8 Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Colorado and the Federal courts located in Colorado for all purposes in connection with any Proceeding which arises out of or relates to this Agreement, and agree that the exclusive venue for any action instituted under this Agreement shall be in, and any such action shall be brought only in, the state courts of the State of Colorado or the Federal courts located in Colorado.

11.9 Subrogation. In the event of payment under this Agreement the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

11.10 Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

11.11 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon. This Agreement replaces in full all prior indemnification agreements or understandings of the parties hereto, and any and all such prior agreements or understandings are hereby rescinded by mutual agreement.

11.12 No Circumvention. The Company will not attempt to avoid or diminish any term of this Agreement by an amendment to its Articles of Incorporation or Bylaws or otherwise.

11.13 Notice to Shareholders. Indemnitee acknowledges that pursuant to the Act, other laws, and possibly stock exchange or stock market or trading system requirements, information regarding this Agreement, actions hereunder, and a copy hereof, may have to be provided to the shareholders and made public.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ACT TELECONFERENCING, INC., a Colorado corporation:

By:	/s/ Gene Warren
Name:	Gene Warren
Title:	Chief Executive Officer

Address:	1526 Cole Boulevard, Suite 300
Golden, Colorado 80401

INDEMNITEE:

Address: